EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anika Therapeutics, Inc. of our report dated February 24, 2017 relating to the financial statements, which appears in Anika Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 21, 2019